                                                     Exhibit (m)

               MONTHLY CERTIFICATEHOLDERS' STATEMENT
                   DISCOVER CARD MASTER TRUST I
                  Series 2000-9 Monthly Statement

               Class A Certificate CUSIP # 25466KDG1
               Class B Certificate CUSIP # 25466KDH9

Distribution Date: June 15, 2004               Month Ending: May 31, 2004

Pursuant to the Series Supplement dated as of December 19, 2000, as amended, relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank
(formerly Greenwood Trust Company) and U.S. Bank National
Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performance of the Trust.
We have set forth below this information for the Distribution
Date listed above, as well as for the calendar month ended on the date listed above.

1. Payments to investors in Series 2000-9 on this Distribution Date (per $1000 of Class Initial Investor Interest)

   Series 2000-9                       Total         Interest       Principal

  Class A             6.3500000% $0.000000000     $0.000000000      $0.000000000

  Class B 29 days at  1.5200000% $1.224444444     $1.224444444      $0.000000000


2. Principal Receivables at the end of May, 2004
   (a)	Aggregate Investor Interest                            $28,049,462,000.00

        Seller Interest                                        $6,243,427,192.61

        Total Master Trust                                    $34,292,889,192.61

   (b)	Group One Investor Interest                            $28,049,462,000.00

   (c)   Series 2000-9 Investor Interest                         $526,316,000.00

   (d)  Class A Investor Interest                                $500,000,000.00

        Class B Investor Interest                                 $26,316,000.00

3. Allocation of Receivables Collected During May, 2004
                                                                       Yield
                                                                    Collections/
                                 Finance Charge      Principal       Additional
                                   Collections      Collections        Funds
(a)  Allocation of Collections between Investors and Seller:

Aggregate Investor Allocation     $394,631,563.89 $5,287,416,781.05        $0.00

Seller Allocation                  $82,360,848.90 $1,103,500,517.20        $0.00

(b) Group One Allocation          $394,631,563.89 $5,287,416,781.05        $0.00

(c) Series  2000-9 Allocation       $7,261,732.49    $97,295,324.94        $0.00

(d)  Class A Allocation             $6,898,741.27    $92,431,836.88        $0.00

     Class B Allocation               $362,991.22     $4,863,488.06        $0.00

                                   1

(e)	Principal Collections as a monthly percentage of Master
        Trust Receivables at the beginning of May, 2004                   18.25%

(f)	Finance Charge Collections as a monthly percentage of Master
        Trust Receivables at the beginning of May, 2004                    1.36%

(g)	Total Collections as a monthly percentage of Master
        Trust Receivables at the beginning of May, 2004                   19.61%

4. Information Concerning the Series Principal Funding Account ("SPFA")

                Deposits into the  Deficit Amount
                  SPFA on this         on this           SPFA       Investment
                Distribution Date Distribution Date    Balance        Income
Series 2000-9               $0.00              $0.00         $0.00         $0.00


5. Information Concerning Amount of Controlled Liquidation Payments

                           Amount Paid on   Deficit Amount on   Total Payments
                                this              this           through this
                         Distribution Date  Distribution Date  Distribution Date
Series 2000-9                  $0.00              $0.00              $0.00


6. Information Concerning the Series Interest Funding Account ("SIFA")

                                         Deposits into the SIFA       SIFA
                                        on this Distribution Date    Balance
   Series 2000-9                                   $2,678,055.81  $13,229,166.65

7. Pool Factors for May, 2004
   Class A                                                            1.00000000

   Class B                                                            1.00000000


8. Investor Charged-Off Amount
                                                            Cumulative  Investor
                                                 May, 2004  Charged-Off Amount

   (a) Group One                           $196,823,291.18                 $0.00

   (b) Series 2000-9                         $3,621,803.78                 $0.00

   (c) Class A                               $3,440,761.17                 $0.00

       Class B                                 $181,042.61                 $0.00

   (d) As an annualized percentage of
       Principal Receivables at the
       beginning of May, 2004                        8.26%                   N/A

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9. Investor Losses for May, 2004

                                                          Per $1,000 of Initial
                                               Total    Series Investor Interest
   (a) Group One                                $0.00                      $0.00

   (b) Series 2000-9                            $0.00                      $0.00

   (c) Class A                                  $0.00                      $0.00

       Class B                                  $0.00                      $0.00

10. Reimbursement of Investor Losses for May, 2004

                                                          Per $1,000 of Initial
                                                Total   Series Investor Interest
   (a) Group One                                $0.00                      $0.00

   (b) Series 2000-9                            $0.00                      $0.00

   (c) Class A                                  $0.00                      $0.00

       Class B                                  $0.00                      $0.00

11. Aggregate Amount of Unreimbursed Investor Losses for May, 2004

                                                         Per $1,000 of Initial
                                               Total   Series Investor Interest
   (a) Group One                               $0.00                       $0.00

   (b) Series 2000-9                           $0.00                       $0.00

   (c) Class A                                 $0.00                       $0.00

       Class B                                 $0.00                       $0.00

12. Investor Monthly Servicing Fee payable on this Distribution Date
   (a) Group One                                                  $47,670,156.65

   (b) Series 2000-9                                                 $877,193.33

   (c) Class A                                                       $833,333.33

       Class B                                                        $43,860.00

13. Class Available Subordinated Amount on this Distribution Date

                                                           As a Perecentage of
                                           Total        Class A Invested Amount
     Series 2000-9, Class B            $47,368,440.00                    9.4737%

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14. Total Available Credit Enhancement Amounts

                                                  Shared Amount   Class B Amount
  (a) Maximum Amount on this Distribution Date            $0.00   $28,947,380.00

  (b) Available Amount on this Distribution Date          $0.00   $28,947,380.00

  (c) Amount of unreimbursed Drawings on Credit
      Enhancement on this Distribution Date               $0.00            $0.00

  (d) Credit Enhancement Fee on this Distribution Date                $18,980.68

15. Delinquency Summary
   Master Trust Receivables Outstanding at the end of
   May, 2004                                                  $34,713,156,261.91

                                       Delinquent Amount    Perecentage of Ending
    	Payment Status                  Ending Balance      Receivables Outstanding

   	30-59 Days                          $543,191,082.40           1.56%

   	60-179 Days                       $1,263,264,474.15           3.64%

                                                       (1)
16. Excess Spread Percentages on this Distribution Date

                 (2)
   (a) Group One                                                           4.34%
                                  (3)
   (b) Series 2000-9                                                       0.15%

17. Net Principal Charge-Off Percentage on this
   Distribution Date (4)
   Charge-offs net of recoveries as an annualized percentage of
   Principal Receivables at the beginning of May, 2004                     7.37%

                              U.S. Bank National Association
                              as Trustee

                           BY:______________________________

                              Vice President


______________________________________
(1) Investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(b)) in assessing the current performance of the Trust and the Receivables. If necessary, the Trust will use funds available from series or subseries with positive Series Excess Spreads to cover expenses (as detailed in note 3 below) for series or subseries, if any, with negative Series Excess Spreads. The Group Excess Spread Percentage reflects the aggregate amount of Series Excess Spread remaining after all Trust expenses for all series, including each subseries, have been paid or reimbursed, including expenses paid or reimbursed through such reallocations of Series Excess Spread. The Group Excess Spread Percentage expresses this amount as a percentage of the Aggregate Investor Interest in the Trust as of the beginning of the month.

(2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series, including each subseries, in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests at the beginning of the period for each series, including each subseries, in the Group.

(3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see
Item 3(c)), and (b) the sum of (i) the monthly interest for this Series (see 'Deposits into the SIFA on this Distribution Date' in Item 6), (ii) the monthly servicing fee for this Series (see Item 12(b)), (iii) the Investor Charged-Off Amount (see Item 8(b)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. For purposes of determining Group Excess Spread, Series Excess Spread is the amount calculated as described above minus the amount of any payment by the Trust under the Trust's subordinated interest rate swap for this series. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series at the beginning of the period.

(4) The Charged-Off Amount and associated percentage (see
Item 8) exclude finance charge and fee write-offs. Net principal charge-offs, expressed as a percentage in
Item 17, is equal to the Charged-Off Amount minus principal recoveries (which exclude recoveries of finance charge and fee write-offs). For purposes of allocations to investors, all recoveries are treated as Finance
Charge Collections and are included as such in Item 3.

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          DISCOVER CARD MASTER TRUST I

                         Series 2000-9 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES
 	The undersigned, a duly authorized representative of Discover Bank (formerly
 Greenwood Trust Company), as  Master  Servicer pursuant to the Pooling &
 Servicing Agreement dated as  of October   1,  1993, as amended (the  'Pooling
 & Servicing Agreement') and the Series Supplement, dated  as of December 19,
 2000, as amended (the 'Series Supplement') by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Series Supplement for the Discover Card Master
 Trust I, Series 2000-9 Master Trust Certificates for the Distribution Date
 occurring on June 15, 2004:

 1. Discover Bank (formerly Greenwood Trust Company) is Master
   Servicer under the Pooling and Servicing Agreement.

 2. The undersigned is a Servicing Officer of Discover Bank as
   Master Servicer.

 3. The aggregate amount of Collections processed during
   May, 2004 is equal to                                        $6,867,909,711.04


4. The aggregate amount of Class A Principal Collections
   processed during May, 2004 is equal to                         $92,431,836.88

5. The aggregate amount of Class A Finance Charge Collections
   processed during May, 2004 is equal to                          $6,898,741.27

6. (a) The aggregate amount of Class A Principal Collections recharacterized as Series Yield Collections during
       May, 2004 is equal to                                               $0.00

   (b) The aggregate amount of Class A Additional Funds for
       this Distribution date is equal to                                  $0.00

7. The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

   (a) with respect to the Class A Required Amount Shortfall
       is equal to                                                         $0.00

   (b) with respect to the Class A Cumulative Investor
       Charged-Off Amount is equal to                                      $0.00

   (c) with respect to the Class A Investor Interest is equal to           $0.00

8. The sum of all amounts payable to the Class A Certificateholders
   on the current Distribution Date is equal to                            $0.00

                                   1

9. The aggregate amount of Class B Principal Collections
   processed during May, 2004 is equal to                          $4,863,488.06

10.The aggregate amount of Class B Finance Charge Collections
   processed during May, 2004 is equal to                            $362,991.22

11.(a) The aggregate amount of Class B Principal Collections recharacterized as Series Yield Collections during
       May, 2004 is equal to                                               $0.00

   (b) The aggregate amount of Class B Additional Funds for
       this Distribution date is equal to                                  $0.00

12.The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

   (a) with respect to the Class B Required Amount Shortfall
       is equal to                                                         $0.00

   (b) with respect to the Class B Cumulative Investor
       Charged-Off Amount is equal to                                      $0.00

   (c) with respect to the Class B Investor Interest is equal to           $0.00

13.The sum of all amounts payable to the Class B Certificateholders
   on the current Distribution Date is equal to                       $32,222.48




14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to the section entitled Master Servicer's Monthly Certificate of the Series Supplement.


   IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of June, 2004.


 Series 2000-9                      DISCOVER BANK
                                    as Master Servicer


                                    By: /S/ Michael F. Rickert
                                    ___________________________________
                                    Vice President,
                                    Chief Accounting Officer
                                    and Treasurer



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